Exhibit 1.01 to Form SD

AMSC CONFLICT MINERALS REPORT

For the year ended December 31, 2019

INTRODUCTION AND SUMMARY

This AMSC Conflict Minerals Report (this “Report”) has been prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13p-1 (the “Rule”) promulgated thereunder, for the reporting period from January 1, 2019 to December 31, 2019.

This Report relates to the process undertaken for AMSC products that were manufactured during calendar year 2019 and that contain or are believed to contain conflict minerals that are necessary to the functionality or production of our products. The term “conflict minerals” is defined in Section 13(p) of the Exchange Act as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (the “3TG minerals”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC“) or any adjoining country that shares an internationally recognized border with the DRC. This Report includes a discussion of our conflict minerals program, reasonable country of origin inquiry (“RCOI”), due diligence procedures performed, and the disclosures required by the Securities and Exchange Commission (the “SEC”). AMSC is required to file this Report with the SEC because based on our RCOI and further due diligence, we have reason to believe that the 3TG minerals used in our products may originate in the DRC or certain countries that share an internationally-recognized border with the DRC and that they may not be from recycled or scrap sources. The adjoining countries are: the Republic of the Congo, Angola, Burundi, Central African Republic, Rwanda, Tanzania, Uganda, and Zambia (together with the DRC, the “Covered Countries”).

AMSC is committed to complying with the requirements of the Rule and upholding responsible sourcing practices. As such, ASMC has put into place a robust due diligence program to ensure its contributions to upholding human rights and responsible practices across the supply chain.

COMPANY OVERVIEW

American Superconductor Corporation (together with its subsidiaries, “AMSC®” or the “Company”) was founded on April 9, 1987. We are a leading system provider of megawatt-scale power solutions that enhance the performance of the power grid, protect our Navy’s fleet, and lower the cost of wind power. Our products leverage the company’s proprietary “smart materials” and “smart software and controls” to provide enhanced resiliency and improved performance of megawatt-scale power flow.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

PRODUCT DESCRIPTIONS

We segment our operations into two market-facing business units: Grid and Wind .

•

Grid. Through our Gridtec Solutions™, our Grid business segment enables electric utilities and renewable energy project developers to connect, transmit and distribute power with exceptional efficiency, reliability, security and affordability. We provide planning services that allow us to identify power grid congestion, poor power quality, and other risks, which help us, determine how our solutions can improve network performance. These services often lead to sales of our grid interconnection solutions for wind farms and solar power plants, power quality systems and transmission and distribution cable systems.  We also sell marine protection systems to the U.S. Navy through our Grid business segment.

•

Wind. Through our Windtec Solutions™, our Wind business segment enables manufacturers to field wind turbines with exceptional power output, reliability, and affordability. We supply advanced power electronics and control systems, license our highly engineered wind turbine designs, and provide extensive customer support services to wind turbine manufacturers. Our design portfolio includes a broad range of drive trains and power ratings of 2 megawatts (“MW”) and higher. We provide a broad range of power electronics and software-based control systems that are highly integrated and designed for optimized performance, efficiency, and grid compatibility.

We have determined that virtually all our products may contain one or more of the 3TG minerals.

The Company has disclosed the information above, along with a copy of this Report, publicly on its website, http://ir.amsc.com/governance.cfm.

RCOI

The Conflict Mineral Rule requires us to conduct in good faith an RCOI reasonably designed to determine whether any of our 3TG minerals originated in the Covered Countries, are from recycled or scrap sources. This data collection and analysis process consisted of two phases.

Phase One

Our conflict minerals compliance program included a comprehensive screening of our product families. This screening, which mainly consisted of a detailed engineering review of our bill of materials, determined that virtually all our products may contain 3TG minerals as detailed in the Description of Products above.

Phase Two

Our conflict minerals compliance program included AMSC’s engineers conducting a detailed bill of material review to ascertain if any of our components contain, or are believed to contain, 3TG minerals. All parts identified through the screening and detailed bill of material review, including purchased components, are screened and reviewed as described below.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

To determine whether any 3TG minerals in our products originated in the Covered Countries, we retained a third-party service provider, Assent Compliance (“Assent”), to assist us in collecting and reviewing data from our supply chain.   Suppliers of purchased parts or components that are believed to contain 3TG via the engineering reviews described above and survey are required throughout by the supply chain to disclose the source of origin using the RBA-GeSI Conflict Minerals Reporting Template (“CMRT”) version 5.12 or higher detailing the unique smelter ID number of every source of material procured.

CMRTs are first requested of suppliers based on delivery quantities from the supplier, in addition to the period deliveries were received. Current products manufactured in the last year and related deliveries are prioritized based on quantities used in production and the likelihood that suppliers are available to respond. Due to the unpredictability of response rates and the completeness of the responses, the Company continues to update its due diligence process to assure the highest response rate and most valid answers reasonably possible. Our efforts to achieve complete transparency in our supply chain are made more difficult due to the fact that a significant portion of our supply chain is not required to file reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act, and is therefore not concerned by reporting obligations pursuant to Rule 13p-1 thereunder.

We contacted our suppliers via the Assent Compliance Manager (“ACM”), a SaaS platform provided by Assent that enables its users to complete and track supplier communications and allows suppliers to upload completed CMRTs forms directly to the platform for assessment, reporting and management. The ACM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement.

Assent requested that suppliers complete a CMRT and included training and education on the completion of the CMRT in its electronic communication to suppliers.  Assent monitored and tracked all of this communication in Assent’s system for future reporting and transparency.

Assent periodically informed the Company of the response rate of suppliers during the inquiry process.  AMSC directly contacted suppliers that were unresponsive to Assent’s communications during the RCOI and requested such suppliers to complete the CMRT and submit such form to Assent.  Suppliers requesting additional information regarding the CMRT were encouraged to review informational materials prepared by Assent and to contact Assent with further questions.

Our program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement. This data validation is based on:

●	Questions 1 and 2 are minimum requirements for the CMRT

o

If suppliers state (via Q1 and Q2) that their products do not contain 3TG minerals necessary to the function or production of said products, then no further information is required, and no further data validation is completed.

●	Question 3 – Do any of your 3TG minerals originate from the Covered Countries?

o	Any supplier that has any 3TG minerals from the Covered Countries, even 1 positive response from their supply chain must answer yes.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

●	Question 4– is 100% of the 3TG in question from a recycled source?

●	Question 5 – Have you received info from all relevant 3TG Suppliers?

o	If you are not at 100%, then you can’t make definitive statements for Questions 3, 4 and 6

●	Question 6 – Have you identified all your Smelters and refiners?

o	If the answer here is yes, then question 5 must be yes. This also impacts question 3.

Based on its assessment of survey responses received from our suppliers, AMSC determined that the majority of the materials used in the production of its products do not contain 3TG minerals sourced from the Covered Countries. However, from our RCOI we could not determine that the remainder of the 3TG minerals used in the production of our products did not originate from the Covered Countries.

DESIGN OF DUE DILIGENCE

AMSC’s due diligence efforts on the source and chain of custody of 3TG have been designed to conform to the Organization of Economic Cooperation and Development “OECD” Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (Second Edition) (including the supplements on Gold and on Tin, Tungsten and Tantalum) (“OECD Guidance”) being adopted, and described below.

We developed our due diligence process to address each of the five steps as outlined by the OECD Guidance, namely:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risks in our supply chain;

3.	Designing and implementing a strategy to respond to identified risks in our supply chain;

4.	Utilizing independent third-party audits of supply chain diligence; and

5.	Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TG minerals. Many suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, AMSC does not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries. The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us. Through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

DUE DILIGENCE PERFORMED

Step 1: Establish Strong Company Management Systems

Internal Compliance Team

Senior management is involved with the overall execution of our program. The Compliance team consists mainly of members of the Procurement and Sourcing team. This team is responsible for providing all suppler data to Assent and coordination of issues and other tasks that may arise. The team is also responsible for following up with non-responsive suppliers. The team also reviews along with senior management and the Director of Internal Audit, periodic progress and status reports provided by Assent.

Control Systems

AMSC expects all its suppliers to have policies and procedures in place to ensure that any 3TG minerals used in the production of the products sold to AMSC are DRC conflict-free. This means that the products must not contain 3TG minerals that directly or indirectly finance or benefit armed groups in the Covered Countries. These expectations are communicated directly to suppliers.

Other controls include, but are not limited to, our Code of Business Conduct and Ethics that outlines certain expected behaviors for all employees. This Code of Conduct is based on industry and internationally accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The Code of Conduct is provided to all direct suppliers and if a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. Our Code of Conduct is reviewed annually to ensure it continues to align with industry best practices.

In addition, we rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

Supplier Engagement

AMSC through Assent engages with suppliers to request that they complete a valid CMRT for the products that they supply to the Company. Suppliers requiring outreach for reasons such as unresponsiveness or other matters are called, emailed and written to. Every effort is made to contact and manage issues with suppliers. Suppliers not responding are dealt with as a risk to the Company and are subject to our termination of relationship with the supplier.

We continue to put a strong emphasis on supplier education and training. To accomplish this, we utilized Assent’s learning management system, Assent University, to enroll all our in-scope suppliers in Conflict Minerals training and support resources. All training is tracked and evaluated based on completion.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

AMSC believes that the combination of the Code of Business Conduct and Ethics, our Conflict Minerals Policy, and engagement with suppliers for Conflict Minerals training and requests constitute a strong program when it comes to supplier engagement.

Grievance Mechanism

AMSC maintains a Global Hotline and an intranet based Hotline reporting portal for all employees. The Hotline is available for use with respect to conflict minerals. An independent company (the, “Contractor”) receives calls and electronically submitted tips and issues. The Contractor will notify the President, CFO, General Counsel, and Chair of the Audit Committee of the Board of Directors of any calls or other submissions. Upon notification, we evaluate the best method of investigation, evaluation, and if required resolution of any matters. A quarterly report of any activity received by the Contractor is also provided to us and further disclosed and if required reviewed by the Audit Committee during their quarterly meetings.

Maintain Records

AMSC has adopted a policy to retain relevant documentation for a period of 5 years. We implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to CMRTs. We store all of the information and findings from this process in a database hosted by Assent Compliance that can be audited by internal or external parties.

Step 2: Identifying and Assessing Risks in Our Supply Chain

Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified automatically in the ACM based on criteria established for supplier responses. These risks are addressed by Assent Compliance staff and members of our Conflict Minerals team internally who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

The primary risk we identified with respect to the data we collected from our supply chain for reporting year 2019 related to the nature of the responses we received. A large number of the responses we received were company-level CMRTs or did not specify the smelters or refiners used for the 3TG minerals in the components supplied to us. For those who did provide smelter or refiner information, this data was assessed for risk level and suppliers were made aware of any risk that their CMRT submission may include.

In accordance with OECD Guidelines, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG minerals processing facility that was operational during the 2019 calendar year.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

In order to assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. We do not typically have a direct relationship with 3TG minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of 14th April 2020, we have validated 297 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitely determine their connection to the Covered Products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG minerals mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●	Geographic proximity to the DRC and Covered Countries;
●	Known mineral source country of origin;
●	Responsible Minerals Assurance Process (RMAP) audit status;
●	Credible evidence of unethical or conflict sourcing;
●	Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent Compliance, submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to AMSC, and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

When suppliers meet or exceed those criteria (Yes to at least A, E, G and H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. As of 14th April 2020, 27 suppliers were identified as having a weak program while 47 suppliers were considered as having a strong program.

Step 3: Designing and Implementing a Strategy to Respond to Identified Risks

The Company deals with each supplier on an individual basis as our response to suppliers is dependent on the risk(s) identified and exposure. Factors considered include the overall willingness of the supplier to mitigate risk as well as our ability to procure alternative suppliers. Our response is measured and does include termination of our relationship, if necessary.

Step 4: Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices.

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.

Step 5: Publicly Report Our Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2019 and this Report on our website, http://ir.amsc.com/governance.cfm. Information found on or accessed through our website is not considered part of this Report and is not incorporated by reference herein.

Due Diligence Results

Survey Results

As of 14th April 2020, our overall response rate was approximately 70% for this reporting year. One supplier was unable to correct their CMRT and as such, is still listed as an invalid submission. Of the 194 originally surveyed suppliers for our combined product mix, 23 have reported that the 3TG used in the products that we purchase from them were not sourced from a Covered Country. Thirty-five suppliers indicate that the products they provide to us contain 3TG minerals, of which based on due diligence we have not been able to determine whether such 3TG minerals may have been sourced from the Covered Countries.

Number of In-Scope Suppliers	Change in Number of In-Scope Supplier from 2018	Response Rate	Valid Response Rate
193		70%	69%

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

From the responses that we received, we identified 5 smelters that potentially posed a risk. These concerns stem from (i) proximity to the DRC and Covered Countries, (ii) Responsible Minerals Assurance Process RMAP audit status, (iii) known or plausible evidence of unethical or conflict sourcing. For suppliers that identified these specific smelters of concern on their CMRT, we created a due diligence plan. These suppliers were contacted by Assent on behalf of AMSC to mitigate these risks in the supply chain. The suppliers were asked to provide a revised company level, product specific or, user-defined CMRT that does not contain the 5 red flagged smelters identified in their CMRTs submitted to AMSC initially. The suppliers were also asked to conduct additional due diligence to confirm the presence of gold or the presence of any of these flagged facilities in the chain of custody for the part or parts supplied to AMSC.

Smelters and Refiners

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the Responsible Minerals Initiative (“RMI”) and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TG.  Our suppliers identified a total of 297 legitimate smelters and refiners that appear on the lists maintained by RMI.  Based on the smelter list provided by suppliers via the CMRT and publicly available information, we have identified 233 smelters and refiners that are deemed RMAP Compliant – this indicates these smelters or refiners are compliant with the RMAP assessment protocols. A further 5 smelters or refiners have agreed to undergo or are currently undergoing a third-party audit.  Most of the CMRTs we received were made on a company or division level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.  All smelters and refiners identified by our suppliers that we believe may source 3TG from the Covered Countries appear on RMI’s list of validated conflict free smelters and refiners.

Status	Number of Identified Smelters and Refiners
RMAP Conformant	233
RMAP Active	5
Not Enrolled	52
Non-Conformant	7

Attached, as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI as legitimate.  Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A processed the 3TG minerals contained in our products.  Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the 3TG contained in our products.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Risk Mitigation

AMSC has taken significant steps to improve the due diligence process and is committed to continuous process improvement and taking additional steps to mitigate the risk that its necessary conflict minerals benefit armed groups. These steps include implementing a:

●	Continuous internal oversight and review process of responses;
●	Continuous risk based evaluation of bills of material to confirm suspect materials;
●	Risk based selection of suppliers providing suspect materials for current products;
●	Process for requesting declarations and after a reasonable period with no response, second requests;
●	Detailed inspection of responses and following up on inconsistencies, missing information, or possible inaccuracies of information; and
●	For suppliers not responding to second requests, phone call follow-up and escalation to the VP, Operations, is mandatory;
●

Work more closely with our third-party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners process 3TG minerals contained in our products.

●	Engage with our suppliers more closely and provide suppliers with more information and training resources regarding responsible sourcing of 3TG minerals.
●

Non-responding suppliers face discontinuation of their supply service to AMSC. The Company will keep improving its due diligence measures by working more closely with suppliers to help them understand and satisfy AMSC’s requirements fully.

Appendix A: List of Smelters and Refiners

This list includes all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed below actually processed the 3TG minerals contained in our products. Therefore, our list of processing smelters and refiners disclosed here may contain more facilities than those that actually processed the conflict minerals contained in our products. The efforts described above under “Due Diligence Performed” represent our efforts to determine the location of origin of our conflict minerals.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Gold	8853 S.p.A.	ITALY	CID002763	Conformant	Yes
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Non Conformant	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant	Yes
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant	Yes
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant	Yes
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant	Yes
Gold	Aurubis AG	GERMANY	CID000113	Conformant	Yes
Gold	Bangalore Refinery	INDIA	CID002863	Active	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant	Yes
Gold	Boliden AB	SWEDEN	CID000157	Conformant	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant	Yes
Gold	Caridad	MEXICO	CID000180	Not Enrolled	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant	Yes
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant	Yes
Gold	Chugai Mining	JAPAN	CID000264	Active	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled	Unknown
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	Not Enrolled	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant	Yes
Gold	Dowa	JAPAN	CID000401	Conformant	Yes
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant	Yes
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled	Unknown
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584	Not Enrolled	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled	Unknown

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant	Yes
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Not Enrolled	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant	Yes
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Not Enrolled	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant	Yes
Gold	Italpreziosi	ITALY	CID002765	Conformant	Yes
Gold	Japan Mint	JAPAN	CID000823	Conformant	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Not Enrolled	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled	Unknown
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant	Yes
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled	Unknown
Gold	Marsam Metals	BRAZIL	CID002606	Conformant	Yes
Gold	Materion	UNITED STATES	CID001113	Conformant	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Non Conformant	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Conformant	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled	Unknown
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant	Yes
Gold	√gussa √sterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant	Yes
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant	Yes
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant	Yes
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant	Yes
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Not Enrolled	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Conformant	Yes
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant	Yes
Gold	SAAMP	FRANCE	CID002761	Conformant	Yes
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled	Unknown
Gold	Safimet S.p.A	Italy	CID002973	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled	Unknown
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Non Conformant	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant	Yes
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525	Not Enrolled	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled	Unknown
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant	Yes
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Non Conformant	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant	Yes
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant	Yes
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant	Yes
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant	Yes
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant	Yes
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant	Yes
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant	Yes
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant	Yes
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant	Yes
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant	Yes
Tin	Alpha	UNITED STATES	CID000292	Conformant	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant	Yes
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant	Yes
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant	Yes
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant	Yes
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Conformant	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant	Yes
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Active	Unknown
Tin	Dowa	JAPAN	CID000402	Conformant	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Non Conformant	Unknown
Tin	EM Vinto	BOLIVIA	CID000438	Conformant	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled	Unknown
Tin	Fenix Metals	POLAND	CID000468	Conformant	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant	Yes
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Non Conformant	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant	Yes
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant	Yes
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant	Yes
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant	Yes
Tin	Minsur	PERU	CID001182	Conformant	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Conformant	Yes
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant	Yes
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant	Yes
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant	Yes
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant	Yes
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant	Yes
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant	Yes
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant	Yes
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant	Yes
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant	Yes
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant	Yes
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant	Yes
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Active	Unknown
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Conformant	Yes
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant	Yes
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant	Yes
Tin	Super Ligas	Brazil	CID002756	Not Enrolled	Unknown
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	Conformant	Yes
Tin	Thaisarco	THAILAND	CID001898	Conformant	Yes
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant	Yes
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant	Yes
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Non Conformant	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant	Yes
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant	Yes

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant	Yes
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Active	Unknown
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant	Yes
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant	Yes

Appendix B – Countries of Origin

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil,  Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe.

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